Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 25, 2018 (except for Note 2, under the heading Share split, and Note 22, as to which the dates are September 21, 2018 and November 7, 2018 respectively), in Amendment No.3 to the Registration Statement (Form F-1 No. 333-226790) and the related Prospectus of Weidai Ltd. dated November 7, 2018.

/s/ Ernst & Young Hua Ming LLP

Guangzhou, the People’s Republic of China

November 7, 2018